UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 29, 2026 (January 26, 2026)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.
001-38646	Dow Inc.	Delaware	30-1128146
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000
001-03433	The Dow Chemical Company	Delaware	38-1285128
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange
The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW/27	New York Stock Exchange
The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW/32	New York Stock Exchange
The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW/40	New York Stock Exchange
The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Dow Inc.	Emerging Growth Company	☐
The Dow Chemical Company	Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Dow Inc.	☐	The Dow Chemical Company	☐

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 29, 2026, Dow Inc. ("Dow" or the "Company") announced Transform to Outperform, a comprehensive set of actions designed to improve near-term Operating EBITDA by simplifying the Company’s operating model, reducing its cost structure and delivering faster growth. On January 26, 2026, the Company’s Board of Directors approved certain severance and related benefit costs for a workforce reduction of approximately 4,500 roles globally related to Transform to Outperform.

The Company will record charges in 2026 and 2027 for costs associated with Transform to Outperform. In total, severance and related benefit costs and future cash outlays are expected to be in the range of $600 million to $800 million. Costs and future cash outlays to implement the workforce reduction are expected to be in the range of $70 million to $90 million. Cash outlays will occur primarily over the next two years.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report if charges and future cash payments differ materially from current estimates.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on January 29, 2026, announcing Transform to Outperform. The press release is included below in its entirety.

Dow launches Transform to Outperform to raise the competitive industry benchmark for productivity and growth to enable improved returns

•Targeting at least $2 billion near-term Op. EBITDA improvement
•Actions aim to radically simplify the Company’s operating model, streamline its processes, reset its cost structure and modernize how it serves customers
•Benefits will be accretive to 2025 earnings levels and Dow’s previously announced $1 billion cost savings program

MIDLAND, Mich. – January 29, 2026 – Dow (NYSE: DOW) today announced a comprehensive plan to simplify how it operates and streamline its end-to-end processes. The Company will also reset its cost structure and modernize how it serves customers. Transform to Outperform targets the addition of at least $2 billion in near-term Op. EBITDA, in part by utilizing AI and automation to deliver step change in growth and productivity and improve shareholder returns.

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

A simpler, more efficient Dow
“The goal of Transform to Outperform is to achieve significant growth and productivity gains that elevate Dow’s competitive position,” said Karen S. Carter, Dow’s chief operating officer. “We are building on the momentum of our current self-help measures – transforming Dow into a company that is more resilient, consistently delivers growth, enables customer success, and delivers greater shareholder value across the cycle.”

Key transformation goals & benefits
This work represents an ongoing intensive, company-wide analysis and Dow has established a dedicated internal team to guide the transformation. The Company expects to provide at least $2 billion in near-term Op. EBITDA uplift. Dow’s current projections are that approximately two thirds of the benefits will be from productivity improvements and one third from growth.

The Company anticipates ~$1.1-1.5 billion in one-time costs associated with Transform to Outperform, including ~$600-800 million in severance for ~4,500 Dow roles and ~$500-700 million in other one-time costs.

Year	Target Op. EBITDA ($MM)	Est. Cash Cost to Achieve ($MM)
2026	$500 in-year	$800-1,000 in year
2027	$1,200 incremental	$300-500 in-year
2028	$300 incremental	$0

A commitment to long-term strength and competitiveness
"Transform to Outperform will drive significant simplification in how work gets done, aimed at ensuring Dow’s continued global leadership,” said Jim Fitterling, Dow chair and CEO. “By leveraging best-in-class, cross-industry processes and leading-edge technologies, this work will further accelerate measures we have already taken to address the prolonged trough and structural industry challenges. Our efforts will build on Dow’s strong focus on safe and reliable operations while driving increased accountability and continuous improvement. This work aims to deliver improved growth, productivity and shareholder returns.”

As Dow implements the actions announced today, the Company will engage local stakeholders in each region and in compliance with local regulations and consultation processes.

About Dow
Dow (NYSE: DOW) is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. Our global breadth, asset integration and scale, customer-focused innovation and leading business positions enable us to achieve profitable growth and help deliver a sustainable future. We operate manufacturing sites in 29 countries and employ approximately 34,600 people. Dow delivered sales of approximately $40 billion in 2025. References to Dow or the Company mean Dow Inc. and its subsidiaries. Learn more about us at www.dow.com.

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For further information, please contact:

INVESTORS:	MEDIA:
Andrew Riker	Sarah Young
ajriker@dow.com	syoung3@dow.com

Cautionary Statement about Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow's contemplated capital and operating projects; Dow's ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics, and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company's subsequent reports filed with the U.S. Securities and Exchange Commission. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and The Dow Chemical Company and its consolidated subsidiaries assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

®TM Trademark of The Dow Chemical Company or an affiliated company of Dow

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.
THE DOW CHEMICAL COMPANY
Date: January 29, 2026

/s/ ANDREA L. DOMINOWSKI
Andrea L. Dominowski Controller and Vice President of Controllers